Exhibit 23.



                    Consent of Durland & Company, CPAs, P.A.

                          DURLAND & COMPANY, CPAs, P.A.
                         340 Royal Palm Way, Suite 201
                              Palm Beach, FL 33480
                       (561) 822 9995 Fax (561) 822 9995


The Baord of Directors
Interbet, Inc.
Walnut Creek, California

Gentlemen:

We hereby consent to the use of our report dated May 20, 1997 on the financial statements of the Company in the Form 8-K being submitted to the US Securities and Exchange Commission by the Company.



                                              /s/  Durland & Company, CPAs, P.A.
                                              Durland & Company, CPAs, P.A.


June 20, 1997
Palm Beach, Florida